Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

Dated as of February 29, 2016

between

ALESCO PREFERRED FUNDING VI LTD
as Seller

and

HCSB FINANCIAL CORPORATION
as Purchaser

Exhibit 10.2

Exhibit 10.2

THIS SECURITIES PURCHASE AGREEMENT (this Agreement), dated as of February 29, 2016, is being executed by ALESCO PREFERRED FUNDING VI LTD. (the Seller), an exempted company incorporated under the laws of the Cayman Islands, and HCSB FINANCIAL CORPORATION (the Purchaser), a South Carolina corporation.

W I T N E S S E T H:

WHEREAS, the Seller owns the securities described on Schedule 1 to this Agreement (collectively, the Purchased Securities);

WHEREAS, the Seller has agreed to sell, and the Purchaser has agreed to purchase all of the Seller’s right, title and interest in the Purchased Securities on the terms and conditions set out below and in accordance with the terms of the Indenture dated as of December 21, 2004 (as such Indenture may be amended and supplemented from time to time, the Indenture) between the Seller, Alesco Preferred Funding VI, Inc and The Bank of New York Mellon Trust Company, National Association (as successor to JPMorgan Chase Bank), as trustee (the Trustee).

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Purchaser and the Seller hereby agree as follows:

1.  Definitions and Interpretation

(a)	Definitions. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Indenture. In addition, as used in this Agreement:

Conditions Precedent means the conditions precedent set forth in Section 4.

Governing Documents has the meaning set forth in Section 10.

Governmental Authority has the meaning set forth in Section 10.

Instrument of Transfer means, with respect to any Purchased Security, any transfer certificate, letter or other instrument required under the terms of such Purchased Security to be executed by the Purchaser to transfer title to such Purchased Security from the Seller to the Purchaser.

Parties means the parties to this Agreement.

Purchase Price means U.S. $600,000.00.

Requirements of Law has the meaning set forth in Section 10.

Sale Date means two (2) Business Days after the date on which each of the Conditions Precedent has been satisfied.

Tax means all present or future taxes, duties, levies, imposts, deductions, charges, withholdings and all penalties and liabilities with respect thereto levied by any tax authorities or other government authorities and Taxes, taxation, taxable and comparable expressions shall be construed accordingly.

Transaction Documents has the meaning set forth in Section 10.

Exhibit 10.2

(b)	Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (viii) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement; (ix) any reference in this Agreement to a statute, any provision thereof or to any statutory instrument, order or regulation made thereunder shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted; and (x) headings and sub-headings are for ease of reference only and shall not affect the interpretation of this Agreement.

2.  Sale of the Purchased Securities

Subject to the occurrence of the Sale Date, on the terms and conditions set forth herein, effective on and as of the Sale Date, the Seller hereby sells, assigns and transfers to the Purchaser, and the Purchaser hereby acquires from the Seller, all of the right, title and interest of the Seller in and to, and hereby assumes all of the obligations of the Seller in respect of, the Purchased Securities. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, strictly on an “as is and where is” basis, and without any representations or warranties (whether expressed or implied) of any kind made by the Seller (or the Trustee or any other person acting for or on behalf of the Seller or the Trustee) and without any recourse whatsoever against the Trustee (or the Seller or any other person acting for or on behalf of the Seller or the Trustee). Neither the Seller nor the Trustee makes any representations with respect to any information that may be available about the Purchased Securities (whether publicly available or obtained from the Seller, the Trustee or another source), and neither the Seller nor the Trustee assumes any responsibility whatsoever for the contents, accuracy, completeness or sufficiency of any information about the cash assets (whether publicly available or obtained from the Seller, the Trustee or another source).

3.  Purchase Price

(a)	As consideration for the sale, assignment and transfer contemplated by Section 2 hereof, the Purchaser shall:

(i)	on the Sale Date, pay by wire transfer to the Seller an amount equal to the Purchase Price plus any additional amount required to be paid under Section 7; and

(ii)	reimburse the Seller for legal fees incurred by the Seller in connection with the sale of the Purchased Securities in an amount of up to $25,000, such reimbursement to be made within five (5) Business Days of receipt by the Purchaser of written notice of such legal fees.

(b)	The Seller and the Purchaser agree that (i) the Seller shall be entitled to any payments of principal, fees and other amounts with respect to the Purchased Securities made on or prior to the Sale Date and (ii) the Purchaser shall be entitled to any payments of principal, interest, fees and other amounts with respect to the Purchased Securities made after the Sale Date. Each party hereto agrees that it will hold any principal, interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for the account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

Exhibit 10.2

(c)  All payments under this Agreement shall be made in immediately available funds, without setoff, deduction or counterclaim. Any payments to be made by the Purchaser to the Seller under this Agreement shall be made in full without any set-off, deduction, counterclaim or claim to a lien whatsoever, whether or not any such set-off, deduction, counterclaim or lien arises under this Agreement, to the following account:

[REDACTED]

4.  Conditions Precedent

The obligations of the Seller hereunder shall be subject to the accuracy in all material respects of the representations and warranties of the Purchaser contained herein as of the date hereof and as of the Sale Date (as if made on the Sale Date) and to the satisfaction of the following additional conditions:

(i)	Purchaser shall have obtained written approval or nonobjection from the Federal Reserve Bank of Richmond to purchase the Purchased Securities (the Federal Reserve Approval); and

(ii)	with respect to each Purchased Security for which an Instrument of Transfer is required, the Purchaser shall have executed and delivered such Instrument of Transfer in accordance with its terms and the terms of the related Purchased Security and certified to the Seller that it has completed these actions.

5.  Right of Termination

(a)	The Seller shall have the right (but not the obligation) to terminate this Agreement upon the occurrence of any of the following:
(i)	the failure of the Purchaser to transfer the full amount of the Purchase Price to the Seller on the Sale Date;
(ii)	any other Condition Precedent is not satisfied as of 45 days after the date of this Agreement;
(iii)	the Collateral Manager determines in its reasonable commercial judgment that the sale of the Purchased Securities has become impracticable; or
(iii)	the failure of the Purchaser to perform or observe any covenant or other agreement of the Purchaser under this Agreement or if any representation, warranty or certification made by the Purchaser in this Agreement or in any document delivered pursuant to this Agreement shall prove to have been incorrect when made.
(b)	Upon any termination of this Agreement pursuant to Section 5(a), this Agreement shall cease to have any effect, provided that Section 8 shall survive any termination of this Agreement.
(c)	Upon satisfaction of all conditions precedent in this Agreement, Purchaser is irrevocably obligated to purchase and Seller is irrevocably obligated to sell, the Purchased Securities.

Exhibit 10.2

6.  Representations

(a)	The Purchaser hereby represents and warrants to the Seller as follows:
(i)	it has been duly organized and is validly existing under the laws of its jurisdiction of organization;
(ii)	it has full power and authority to execute, deliver and perform this Agreement and all obligations under this Agreement and it has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder;
(iii)	other than the Federal Reserve Approval, no consent of any other person, and no license, permit, approval or authorization is required by it in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or its obligations hereunder;
(iv)	this Agreement has been, and each instrument and document required hereunder shall be, executed and delivered by a duly authorized officer, and this Agreement constitutes, and each instrument and document required hereunder when executed and delivered by it hereunder shall constitute, legally valid and binding obligations of it, enforceable against it, in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to it;
(v)	assuming receipt of the Federal Reserve Approval, the execution, delivery and performance of this Agreement and the documents and instruments required hereunder do not and will not violate any provision of any existing law or regulation binding on or applicable to it, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, or any agreement, instrument or deed to which it is a party or by which it is or may be bound, which in the case of any of the above would have an adverse effect on its ability to perform its obligations under this Agreement;
(vi)	it has fully reviewed the terms of each Purchased Security and the transfer restrictions applicable thereto;
(vii)	it and any Affiliate of it that effects a purchase or transfer for it is capable of making and does make any representations which a transferee or purchaser (howsoever described) is deemed or required to make in accordance with the terms of each Purchased Security (or any underlying documentation relating thereto) upon the transfer to it of such Purchased Security including, without limitation, any representations relating to the U.S. Securities Act of 1933, the U.S. Investment Company Act of 1940, the U.S. Employee Retirement Income Securities Act of 1974 and the U.S. Internal Revenue Code of 1986 (if applicable);
(viii)	it is not in violation of its constitutive documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over it or its properties or assets, and/or is not subject to any other legal restriction, which, in either case, would have a materially adverse effect on its ability to perform its obligations under this Agreement;

Exhibit 10.2

(ix)	it (A) is acting as principal and is not acting as agent or in any other capacity, fiduciary or otherwise; (B) is acting for its own account, and it has made its own independent decisions to enter into this Agreement and as to whether the entry into this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary; (C) is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement; (D) is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of entering into this Agreement, and it is also capable of assuming, and assumes, the risks of entering into this Agreement; (E) understands that the Seller is not acting as a fiduciary for or an adviser to it in respect of its entry into this Agreement; (F) has determined that an investment in the Purchased Securities is suitable and appropriate for it; (G) understands that the Purchased Securities have not been approved or disapproved by the United States Securities and Exchange Commission (the SEC) or any other governmental authority or agency of any jurisdiction, nor has the SEC or any other governmental authority or agency passed upon the accuracy or adequacy of any informational materials related to the Purchased Securities and Purchaser understands that any representation to the contrary is a criminal offense; (H) understands that the Purchased Securities have not been and will not be registered under the Securities Act and may not be, and will not be, resold without a valid registration under applicable federal and state laws, including the Securities Act, or an available exemption therefrom, and in all cases in compliance with any transfer restrictions contained in any limited liability company operating agreement or other applicable agreement; and (I) understands that there is no market for the Purchased Securities and that it is unlikely that a trading market for the Purchased Securities will develop; and
(x)	the Purchaser confirms that the Purchased Securities have never been publicly rated by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. (each, with any respective successor thereto, a Rating Agency) and no private rating of the Purchased Securities has ever been provided by a Rating Agency to the Purchaser.

The representations made by the Purchaser in clauses 6(a)(i) to (x) above shall be made by the Purchaser on the date of this Agreement and shall be deemed to be repeated by the Purchaser on the Sale Date, save that the representation set out in clause 6(a)(vi) shall only be made by the Purchaser on the Sale Date.

(b)	The Seller represents and warrants that:
(i)	it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;
(ii)	the making and performance by it of this Agreement does not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;

Exhibit 10.2

(iii)	this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms;
(iv)	all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained; and
(v)	the Seller has good title to, and is the sole legal and beneficial owner of, the Purchased Securities, free and clear of all liens, security interests, claims, participations or other charges or encumbrances of any nature whatsoever except for the lien in favor of the Trustee for the benefit of the Secured Parties granted under the Indenture. The Seller agrees to cooperate with Buyer to (A) obtain removal of such lien from the Trustee and (B) with the Trustee, dissolve the trust and cancel the related debentures.

7.  Taxes

All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Purchaser is so required to deduct or withhold, then the Purchaser will (a) promptly notify the Trustee and the Seller of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Purchaser to the Seller under this Section 7) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Seller, (c) promptly forward to the Trustee and the Seller an official receipt (or a certified copy), or other documentation reasonably acceptable to the Seller, evidencing such payment to such authorities and (d) pay to the Trustee for the account of the Seller, in addition to the payment to which the Seller is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by the Seller (free and clear of Taxes, whether assessed against the Purchaser or the Seller) will equal the full amount the Seller would have received had no such deduction or withholding been required.

8.  Limited Recourse; Non-Petition; Disclaimer of Warranties; Indemnification

(a)	The Seller does not have payment obligations under this Agreement. The obligations of the Seller under this Agreement (i) are obligations of the Seller only and (ii) are limited-recourse obligations of the Seller. To the extent any monetary claim shall arise against the Seller hereunder, payment if any in respect of such claim is payable solely from the Collateral. Following realization of the Collateral and the application of the proceeds thereof in accordance with the Indenture, any and all unpaid claims of the Purchaser arising from this Agreement, the Indenture, any agreement relating thereto or any transactions contemplated hereby or thereby shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder, incorporator, or agent of the Seller, Alesco Preferred Funding VI, Inc, the Collateral Manager, or any of their respective successors, assigns, advisors or Affiliates, or any other person.

Exhibit 10.2

(b)	The Purchaser agrees not to institute against, or join any other Person in instituting against the Seller or Alesco Preferred Funding VI, Inc, any bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceedings or other proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws of any jurisdiction until at least one year and one day (or, if applicable, such longer preference period as may be in effect) after the payment in full of all Notes issued under the Indenture; provided that nothing in this Section 13 shall preclude, or be deemed to estop, the Purchaser (A) from taking any other action prior to the expiration of such period in (i) any case or proceeding voluntarily filed or commenced by the Seller, or (ii) any involuntary insolvency proceeding filed or commenced against the Seller, by a Person other than the Purchaser or (B) from commencing against the Seller or any properties of the Seller any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. The provisions of this section shall survive termination of this Agreement for any reason whatsoever.
(c)	THE PURCHASED SECURITIES ARE TRANSFERRED TO PURCHASER “AS IS AND WHERE IS” AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, SELLER HEREBY (i) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (A) THE CONDITION OF THE PURCHASED SECURITIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR (B) ANY INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND (ii) NEGATES ANY RIGHTS OF PURCHASER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND PURCHASER THAT THE PURCHASED SECURITIES ARE ACCEPTED BY PURCHASER IN THEIR PRESENT CONDITION.
(d)	The Purchaser agrees to indemnify and hold harmless the Seller, Alesco Preferred Funding VI, Inc, the Collateral Manager and their officers, members, directors, employees, security holders, incorporators, and agents, and any of their respective successors, assigns, advisors or Affiliates, from and against any and all claims, actions, demands, losses, costs, expenses or damages (including attorneys’ fees and expenses), whether involving such parties or third parties, resulting from the transactions contemplated by this Agreement or any inaccuracy in any of the representations, warranties or certifications made herein, or for any breach of any of the agreements contained herein.

9.  Release of Purchased Securities

(a)	Upon the satisfaction of each Condition Precedent, all right, title and interest of the Trustee in and to the Purchased Securities arising from and through the Indenture shall be terminated and released in accordance with the terms of the Indenture, and the Purchased Securities shall no longer constitute part of the Collateral.
(b)	The Seller hereby agrees to direct the Trustee to deliver to the Purchaser on the Sale Date any certificates in its possession representing Purchased Securities. In addition, promptly following the Sale Date, the Seller shall, at the expense of the Purchaser, direct the Trustee to take any further actions reasonably requested by the Purchaser, including the filing of Uniform Commercial Code financing statement amendments.

Exhibit 10.2

10.  Confidentiality

All information regarding the terms set forth in any of the Transaction Documents, and the identities of the parties hereto, shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, underwriters, financing sources and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements or filings with the Securities and Exchange Commission of either Party or an Affiliate thereof and (d) any insurer or other credit enhancer of, or any provider of credit protection with respect to, any security issued by Seller (whether any of the foregoing is provided to the issuer or to its trustee or to the applicable holder), holders of securities issued by Seller and their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential. However, notwithstanding the foregoing, the tax treatment and tax structure of this Agreement and the transactions contemplated hereunder shall not be treated as confidential.

For the Purposes of this Section 10:

(i) the term “Transaction Documents” means, collectively, this Agreement and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Transaction Document, which additional documents, certificates, agreements or instruments are identified by one party in writing as constituting Transaction Documents;

(ii) the term “Requirements of Law” means, with respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority;

(iii) the term “Governing Documents” means, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents;

(iv) the term “Governmental Authority” means, any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

11.  Further Assurances

The Seller and the Purchaser hereby agree to execute and deliver such other instruments, and take such other actions, as either may reasonably request in connection with the transactions contemplated by this Agreement.

Exhibit 10.2

12.  Miscellaneous

(a)	Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to the Seller or the Purchaser or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Seller and the Purchaser as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the Seller and the Purchaser or the practical realization of the benefits hereof that would otherwise be conferred upon the Seller or the Purchaser. Each Party will endeavor in good faith negotiations with the other Parties to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
(b)	Amendments. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by each of the Parties.
(c)	Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement and no waiver of a breach of the terms of, or of any default under, this Agreement shall be deemed a waiver of any subsequent breach or default or in any way affect the other terms of this Agreement.
(d)	Assignment. No Party may assign any of its rights or obligations hereunder without the prior consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
(e)	Notices. Any notice, review or other communication (a notice) to be given by the Parties pursuant to this Agreement shall be in writing and delivered by hand, mail or as follows:

If to the Seller:

Alesco Preferred Funding VI, Ltd.

c/o Cohen & Company Financial Management, LLC

2929 Arch Street, 17th Floor

Philadelphia, PA 19104-2870

Attn: Joseph Pooler

Telephone: (215) 701-9654

Email: jpooler@ifmi.com

Exhibit 10.2

with a copy to:

Institutional Financial Markets, Inc.

c/o J.V.B. Financial Group, LLC

1633 Broadway, 28th Floor

New York, NY 10019

Attn: Rachael Fink, Senior Vice President & General Counsel

Telephone: (646) 792-5601

Email: rfink@ifmi.com

If to the Purchaser:

HCSB Financial Corporation

3640 Ralph Ellis Boulevard

Loris, South Carolina 29569

Attn: James R. Clarkson

Telephone: (843) 716-6400

Telecopy: (843) 716-6213

Email: jclarkson@horrycountystatebank.com

Any Party may change its details for notices by prior written notice to each other Party.

Any communication to be given to the Trustee may be addressed to the Trustee at The Bank of New York Mellon Trust Company, National Association, 601 Travis Street, 17th Floor, Houston, TX 77002, or at such other address as the Seller notifies to the Purchaser in writing.

(f)	Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract tort or otherwise) shall be governed by, the law of the State of New York.
(g)	Jurisdiction. With respect to any suit, action or proceedings relating to or arising out of this Agreement or any of the transactions contemplated hereby (Proceedings), each Party irrevocably (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court therefrom; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any Party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings by any Party in any one or more jurisdictions preclude the bringing of Proceedings by such Party in any other jurisdiction. Each Party hereby agrees that a final judgment in any such Proceedings in any court specified in clause (i) above shall be conclusive and may be enforced in other jurisdictions otherwise having jurisdiction over the other party by suit on such final judgment or in any other manner provided by law.
(h)	WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each Party hereby (a) certifies that no representative, agent or attorney of another party other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to sign, or change its position in reliance upon the benefits of, this Agreement by, among other things, the mutual waivers and certifications in this clause (h).

Exhibit 10.2

(i)	Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, and all of which taken together shall constitute one and the same instrument, and the parties agree that receipt by fax or electronic transmission of an executed copy of this Agreement shall be deemed to be receipt of an original. Delivery of an executed counterpart signature page by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this instrument.

[Signature Page Follows]

Exhibit 10.2

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

HCSB FINANCIAL CORPORATION, as Purchaser
By: /s/ James R. Clarkson Name: James r. Clarkson Title: President and Chief Executive Officer

ALESCO PREFERRED FUNDING VI LTD, as Seller BY: Cohen & Company Financial Management, LLC, as Collateral Manager for an on behalf of Alesco Preferred Funding VI, Ltd.
By: /s/ Joseph W. Pooler, Jr. Name: Joseph w. pooler, jr. Title: EVP & CFO

Securities Purchase Agreement - Signature Page

Exhibit 10.2

SCHEDULE 1

CUSIP	ISSUER	PAR/FACE AMOUNT

44399IIC15*	HCSB Financial Trust I	$6,000,000